UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 17, 2008
Flagstar Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	1-16577 (Commission File Number)	38-3150651 (I.R.S. Employer Identification No.)

5151 Corporate Drive, Troy, Michigan (Address of principal executive offices)	48098 (Zip Code)
(248) 312-2000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities
Item 8.01. Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-10.1
EX-99.1
EX-99.2

Item 1.01. Entry into a Material Definitive Agreement
Flagstar Bancorp, Inc. (the “Company”) entered into an Investment Agreement, dated as of December 17, 2008 (the “Investment Agreement”) with MP Thrift Investments L.P. (“MatlinPatterson”), an entity formed by MP (Thrift) Global Partners III LLC, an affiliate of MatlinPatterson Global Advisers LLC, pursuant to which the Company will raise approximately $250 million through the direct sale to MatlinPatterson of equity securities of the Company (the “Capital Investment”). Under the terms of the Investment Agreement, MatlinPatterson agreed to purchase 250,000 shares of a newly authorized series of the Company’s convertible participating voting preferred stock, designated as Series A Junior Participating Voting Preferred Stock (the “Preferred Stock”), at a purchase price and liquidation preference of $1,000 per share. Upon receipt of stockholder approval to increase the number of authorized shares of the Company’s common stock, the Preferred Stock will automatically convert into 312,500,000 shares of the Company’s common stock at a conversion price of $0.80 per share of common stock, subject to customary anti-dilution adjustments. Upon conversion, MatlinPatterson will own approximately 70% of the Company’s outstanding equity.
The Investment Agreement, which contains customary representations, warranties, and covenants, may be terminated by either party if the closing has not occurred by February 16, 2009. The Investment Agreement also provides that consummation of the Capital Investment is subject to, among others things, the following conditions: (i) receipt of all required regulatory approvals (ii) receipt by the Company of at least $250 million in proceeds from the sale to the United Stated Department of the Treasury (“Treasury”) of shares of preferred stock and warrants pursuant to the Treasury’s Capital Purchase Program; (iii) investment of $2 million by each of Thomas Hammond, Chairman of the Company, and Mark Hammond, Vice-Chairman, CEO and President of the Company, at the same price per share at which MatlinPatterson is making the Capital Investment; and (iv) approval by the New York Stock Exchange (“NYSE”) of the Company’s reliance on the “financial viability” exception described below.
While the rules of the NYSE generally require stockholder approval prior to the issuance of securities representing 20% of the outstanding shares of a listed company, the NYSE provides an exception in cases where the delay involved in securing stockholder approval for the issuance would seriously jeopardize the financial viability of the listed company. In accordance with the NYSE rule providing that exception, the Audit Committee of the Company’s Board of Directors has expressly approved, and the full Board of Directors has concurred with, the Company’s reliance on the exception.
Under the terms of the Investment Agreement, the Company has agreed to call a special meeting of its stockholders for the purpose of approving (i) an amendment to the Company’s articles of incorporation to increase the number of authorized shares of the Company’s common stock, (ii) an amendment to the Company’s articles of incorporation and bylaws to opt out of Article 7B of the Michigan Business Corporation Act and to implement certain governance matters, and (iii) an amendment to the Company’s equity compensation plan to implement the equity incentive program set forth in the Investment Agreement.
Upon the completion of the Capital Investment, MatlinPatterson will have the right to designate more than a majority of the Company’s Board of Directors. Also, pursuant to the Investment Agreement, the Company has agreed to file a registration statement covering the common stock acquired upon conversion of the Preferred Stock.
This description of the Investment Agreement is a summary and does not purport to be complete description of all of the terms of such agreement, and is qualified in its entirety by reference to the form of the Investment Agreement, attached hereto as Exhibit 10.1 and incorporated herein by reference.
Terms of the Preferred Stock
The powers, designations, preferences and relative, participating, optional or other special rights of the Preferred Stock will be set forth in the Certificate of Designations of Series A Junior Participating Voting Preferred Stock of the Company (the “Certificate of Designations”) to be filed with the Michigan Department of Labor and Economic Growth prior to the closing of the Capital Investment. The Preferred Stock will be automatically convertible into shares of common stock upon the approval of the holders of the Company’s common stock to increase the number of authorized shares of the Company’s common stock. As described above, the Preferred Stock will automatically convert into 312,500,000 shares of the Company’s common stock at a conversion price of $0.80 per share of common stock, subject to customary anti-dilution adjustments.

Dividends on the Preferred Stock will be payable, on a non-cumulative basis, as and if declared by the Company’s board of directors to holders of the Company’s common stock, in cash, on an as-converted basis. The Preferred Stock will not be redeemable by the Company nor by the holders. The holders of Preferred Stock will be entitled to vote upon all matters which holders of the Company’s common stock are entitled to vote, and each share of Preferred Stock will be entitled to vote on an as-converted basis. So long as the Preferred Stock is outstanding, then the vote or consent of the holders of the Preferred Stock would be required for certain matters.
This description of the terms of the Preferred Stock is a summary and does not purport to be a complete description of all of the terms, and it is qualified in its entirety by reference to the Certificate of Designations attached hereto as Exhibit 99.1 and incorporated herein by reference.
Important Information
In connection with the proposed MatlinPatterson investment, a proxy statement relating to certain of the matters discussed in this Form 8-K is expected to be filed with the Securities and Exchange Commission (“SEC”). When filed, copies of the proxy statement and other related documents may be obtained free of charge on the SEC website (www.sec.gov). THE COMPANY’S STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. The Company, its directors, executive officers and certain members of management and employees may be considered “participants in the solicitation” of proxies from the Company’s stockholders in connection with certain of the matters discussed in this Form 8-K. Information regarding such persons and their interests in the Company is contained in the Company’s proxy statements and annual reports on Form 10-K filed with the SEC. Stockholders and investors may obtain additional information regarding the interests of the Company and its directors and executive officers in the matters discussed in this Form 8-K, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and other relevant documents regarding the matters discussed in this Form 8-K, which are expected to be filed with the SEC.
Item 3.02 Unregistered Sales of Equity Securities
Upon consummation of the Capital Investment, the Company will issue and sell 250,000 shares of Preferred Stock at a purchase price and liquidation preference of $1,000 per share. The Preferred Stock will be offered and sold to an institutional investor in an offering exempt from the Securities Act registration requirements of the Securities Act of 1933 pursuant to Section 4(2) thereof. As described above in Item 1.01, upon receipt of stockholder approval to increase the number of authorized shares of the Company’s common stock, the shares of Preferred Stock will automatically convert into 312,500,000 shares of the Company’s common stock at an conversion price of $0.80 per share of common stock, subject to customary anti-dilution adjustments.
Item 8.01. Other Events
On December 17, 2008, the Company issued a press release announcing the Capital Investment as described above. A copy of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits
          (c) The following exhibits are being furnished herewith:

Exhibit No.	Exhibit Description

10.1	Investment Agreement dated as of December 17, 2008 between Flagstar Bancorp, Inc. and MP Thrift Investments L.P.

99.1	Form of Certificate of Designations of Series A Junior Participating Voting Preferred Stock

99.2	Press Release dated December 17, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FLAGSTAR BANCORP, INC.
Dated: December 19, 2008	By:	/s/ Paul D. Borja
Paul D. Borja Executive Vice-President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Investment Agreement dated as of December 17, 2008 between Flagstar Bancorp, Inc. and MP Thrift Investments L.P.

99.1	Form of Certificate of Designations of Series A Junior Participating Voting Preferred Stock

99.2	Press Release dated December 17, 2008